Exhibit (a)(38)

ING EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND
REDESIGNATION OF SERIES

Effective: December 23, 2008

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.3, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

1.               The “ING Principal Protection Fund VIII” is redesignated the “ING Index Plus LargeCap Equity Fund VIII.”

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee